UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2005

ENTREMETRIX CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-33109	81-0444479
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

18101 Von Karman Avenue, Suite 330, Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 888-798-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K, as well as other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings"), contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry into a Material Definitive Agreement

Reference is made to the disclosure set forth under Items 8.01 of the Report on Form 8-K filed on September 1, 2005, which disclosure is incorporated herein by reference.

On May 23, 2005, the Registrant entered into a settlement agreement with the company's former President to discontinue the civil complaint against the Company. A settlement agreement was reached by all parties, and pending approval by the court calling for the termination of the civil case and mutual release of liability for all parties. For good and valuable consideration of payment to Richard McKinley by the Company of the total sum of $350,000.00, to be paid over thirty-six (36) months with the first payment due on June 1, 2005, and without any interest accrued to the unpaid balance, and secured by personal promissory note by both Scott Absher and George Lefevre the Company's president and CFO respectively. In addition McKinley, will file a dismissal of the entire action, with prejudice, as to all defendants identified in this agreement including EntreMetrix Corporation, Scott Absher, George Lefevre, Mark Absher, and The Estate of Arthur Lefevre.

Further, in exchange for a dismissal of the cross-complaint by EntreMetrix Corporation against Richard McKinley, McKinley will surrender the remaining 18,850,000 shares of EntreMetrix Corporation (formerly known as ``Missouri River and Gold Gem Company'') issued in Richard McKinley's name to the Company or their representative on June 1, 2005. Further, the release also calls for the cancellation of any notes issued to the Company by Richard McKinley. Lastly, EntreMetrix cross-complaint against Laurie McKinley will be dismissed, with prejudice, in exchange for a promise to return all property and documents still in her possession or control. This stipulated settlement was signed by all parties and their counsel in a recent mediation and is awaiting court approval of the settlement between the parties. The settlement was made without any admission of liability on the part of EntreMetrix or its officers and directors.

Item 5.01 Changes in Control of Registrant

Reference is made to the disclosure set forth under Items 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

As a result of the surrender of 18,850,000 shares of the Company's common stock by the McKinley's, Scott Absher and George Lefevre, the Company's CEO, and CFO respectively, have a 32% interest in the company. Combined they represent 64% of the total outstanding stock and the same respective voting power.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTREMETRIX CORPORATION
(Registrant)
Date: May 25, 2005.
/s/ Scott W. Absher
Scott W. Absher, President